[SOUTHERN STAR CENTRAL CORP.]

News Release

Southern Star Central Gas Pipeline, Inc.

Date:

May 1, 2006

Contact:	Rob Carlton	Gayle Hobbs
	Southern Star (media relations)	Southern Star (media relations)
	(270) 852-4500 robert.w.carlton@sscgp.com	(270) 852-4503 gayle.b.hobbs@sscgp.com

SOUTHERN STAR CENTRAL GAS PIPELINE, INC.

ANNOUNCES REDEMPTION OF REMAINDER SENIOR NOTES

Owensboro, KY - - (BUSINESS WIRE) - - May 1, 2006 - - Southern Star Central Gas Pipeline, Inc. (Central) announced today that it has redeemed the remainder of its 7 3/8% Senior Notes due 2006 (Notes).  Central made an aggregate payment, representing principal, accrued interest and a premium, of $20,772,372.50 to the holders of $19,865,000 principal amount of the Notes to redeem all of the outstanding Notes.  The CUSIP number for the notes is 96949Q AA2.

This announcement is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the Notes nor is this announcement an offer to sell or solicitation of an offer to purchase new securities.  The redemption offer was made solely by means of the Notice of Redemption.

CONTACT:  Southern Star Central Gas Pipeline, Inc.

Susanne Harris, Chief Financial Officer, 270-852-5000

About Southern Star -

Southern Star Central Gas Pipeline, Inc. (“Central”), headquartered in Owensboro, Kentucky, is a natural gas transmission system spanning over 6,000 miles in the Midwest and Mid-continent regions of the United States.  Southern Star’s pipeline facilities are located throughout Kansas, Oklahoma, Nebraska, Missouri, Wyoming, Colorado and Texas.  It serves major markets such as the Kansas City metropolitan area, Wichita, Kansas and the Joplin/Springfield, Missouri areas.

The information in this release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions identify some of the statements that are forward-looking. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: future utilization of pipeline capacity, which can depend on energy prices and the prices for natural gas available on Central’s system, competition from other pipelines and alternative fuels, the general level of natural gas demand, decisions by customers not to renew expiring natural gas transportation contracts, adequate supplies of natural gas, the construction or abandonment of gas customer facilities, weather conditions and other factors beyond Central’s control; operational risks and limitations of Central’s pipeline system and of interconnected pipeline systems; changes in federal, state or local laws and regulations to which Central is subject, including allowed rates of return and related regulatory matters, and tax, environmental and employment laws and regulations; the ability of Central’s customers to pay for its services; the ability to obtain governmental and regulatory approval of various expansion projects; the cost and effects of legal and administrative proceedings; the effect of accounting interpretations and changes in accounting policies; and changes in general economic, market or business conditions.

Other factors and assumptions not identified above may also have been involved in deriving these forward-looking statements, and the failure of those other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Central assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.